Exhibit 99.1



                                 BARNES & NOBLE
                                  BOOKSELLERS

FOR IMMEDIATE RELEASE

         Media Contact:                   Investor Contacts:
         --------------                   ------------------
         Mary Ellen Keating               Joseph J. Lombardi
         Senior Vice President            Chief Financial Officer
         Corporate Communications         Barnes & Noble, Inc.
         Barnes & Noble, Inc.             (212) 633-3215
         (212) 633-3323
                                                 OR

                                          Larry S. Zilavy
                                          Executive Vice President
                                          Corporate Finance & Strategic Planning
                                          Barnes & Noble, Inc
                                          (212) 633-3336


        BARNES & NOBLE TODAY COMPLETED THE REDEMPTION OF ITS $300 MILLION
                      5.25% CONVERTIBLE SUBORDINATED NOTES


NEW YORK, NY (June 28, 2004)-BARNES & NOBLE, INC. (NYSE: BKS), the world's largest bookseller, announced today that it has completed the redemption of its $300 million 5.25% convertible subordinated notes due 2009.

Holders of the notes chose to convert a total of $17.746 million principal amount of the notes into 545,821 shares of common stock of Barnes & Noble, Inc., plus cash in lieu of fractional shares, at a price of $32.512 per share. Barnes & Noble, Inc. is redeeming the balance of $282.254 million principal amount of the notes at an aggregate redemption price, together with accrued interest and redemption premium, of $294.9613 million.


ABOUT BARNES & NOBLE, INC.
Barnes & Noble, Inc. (NYSE: BKS) is the world's largest bookseller, operating 653 Barnes & Noble stores in 49 states. It also operates 188 B. Dalton Bookseller stores, primarily in regional shopping malls. The company offers titles from more than 50,000 publisher imprints, including thousands of small, independent publishers and university presses. It conducts its e-commerce business through Barnes & Noble.com (http://www.bn.com).

Barnes & Noble also has approximately a 63% interest in GameStop (NYSE: GME), the nation's largest video game and entertainment software specialty retailer with 1,603 stores.

General financial information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site:
http://www.barnesandnobleinc.com/financials.

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SAFE HARBOR

This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

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